As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-181502

_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________________________

InspireMD, Inc.

(Exact name of Registrant as specified in its charter)

________________________________

Delaware	26-2123838
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification Number)

4 Menorat Hamaor St.

Tel Aviv, Israel 67448

972-3-691-7691

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices) ________________________________

Alan Milinazzo

President and Chief Executive Officer

InspireMD, Inc.

4 Menorat Hamaor St.

Tel Aviv, Israel 67448

972-3-691-7691

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Tel. (212) 659-7300

Fax (212) 884-8234

________________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to update our registration statement on Form S-1 (No. 333-181502) to, among other things, (i) convert the registration statement on Form S-1 into a registration statement on Form S-3 and (ii) deregister 1,905,775 shares of common stock issuable upon conversion of our senior secured convertible debentures due April 5, 2014, which debentures were exchanged on April 16, 2013 for an aggregate of $8,787,234 in cash, 2,159,574 shares of common stock and three year warrants to purchase 659,091 shares of our common stock at an exercise price of $3.00 per share.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this registration statement is a combined prospectus that also relates to the shares of common stock that were registered pursuant to a registration statement on Form S-1 (No. 333-174948) initially filed by us on June 16, 2011 and declared effective on April 27, 2012.

All filing fees payable in connection with the registration of the securities that are subject to this registration statement were previously paid in connection with the filing of the applicable registration statement on Form S-1.

Unless otherwise indicated, all information in this prospectus reflects a one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2013

PRELIMINARY PROSPECTUS

InspireMD, Inc.

2,844,089 Shares of Common Stock

_________________

This prospectus relates to the resale of up to 2,844,089 shares of our common stock to be offered by the selling stockholders, comprised of 195,652 currently outstanding shares of common stock and 2,648,437 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants.

The selling stockholders may sell shares of common stock from time to time in the principal market on which our common stock is traded at the prevailing market price or in privately negotiated transactions. See “Plan of Distribution” which begins on page 13.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes. We will pay the expenses of registering these shares.

All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is listed on the NYSE MKT under the symbol “NSPR.” On May 8, 2013, the last reported sale price of our common stock as reported on the NYSE MKT was $2.80 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 5 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2013

____________________________

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The selling stockholders are offering the common stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the Securities and Exchange Commission’s website or at the Securities and Exchange Commission’s offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” or “the Company” for periods prior to the closing of our share exchange transactions on March 31, 2011 refer to InspireMD Ltd., a private company incorporated under the laws of the State of Israel that is now our wholly-owned subsidiary, and its subsidiary, taken as a whole, and the terms “we,” “our,” “us,” or “the Company” for periods subsequent to the closing of the share exchange transactions refer to InspireMD, Inc., a Delaware corporation, and its subsidiaries, including InspireMD Ltd., taken as a whole.

Unless otherwise indicated, all information in this prospectus reflects a one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

The Company

Overview

We are a medical device company focusing on the development and commercialization of our proprietary stent platform technology, MGuardTM. MGuard provides embolic protection in stenting procedures by placing a micron mesh sleeve over a stent. Since our formation, we have experienced net losses.

Our initial products are marketed for use mainly in patients with acute coronary syndromes, notably acute myocardial infarction (heart attack) and saphenous vein graft coronary interventions (bypass surgery). According to the TYPHOON STEMI trial (New England Journal of Medicine, 2006) and the SOS SVG Trial (Journal of the American College of Cardiology, 2009), of patients with acute myocardial infarction and saphenous vein graft coronary interventions, 7.5% to 44% experience major adverse cardiac events, including cardiac death, heart attack and restenting of the artery. When performing stenting procedures in patients with acute coronary symptoms, interventional cardiologists face a difficult dilemma in choosing between bare-metal stents, which have a high rate of restenosis (formation of new blockages), and drug-eluting (drug-coated) stents, which have a high rate of late thrombosis (formation of clots months or years after implantation), require administration of anti-platelet drugs for at least one year post procedure, are more costly than bare-metal stents and have additional side effects. We believe that MGuard is a simple and seamless solution for these patients.

We also intend to apply our technology to develop additional products used for other vascular procedures, specifically carotid (the arteries that supply blood to the brain) and peripheral (other arteries) procedures.

In October 2007, our first generation product, the MGuard Coronary, received CE Mark approval for treatment of coronary arterial disease in the European Union. CE Mark is a mandatory conformance mark on many products marketed in the European Economic Area and certifies that a product has met European Union consumer safety, health or environmental requirements. We began shipping our product to customers in Europe in January 2008 and have since expanded our global distribution network to Southeast Asia, India, Latin America and Israel. During the summer of 2012, we submitted an investigational device exemption application to the U.S. Food and Drug Administration to conduct a pivotal trial that we intend to form the basis of an application to sell and market MGuard Coronary in the United States. On April 19, 2013, we received an approval with conditions for our investigational device exemption application. An approval with conditions indicates that the U.S. Food and Drug Administration concurs with the overall trial design and while minor details are being finalized, allows us to initiate enrollment in the trial. The multi-center, randomized study will consist of 1,114 patients suffering from ST Elevation Myocardial Infarction (STEMI), throughout 35 sites in the U.S. and an additional 35 sites in Europe, and will support our application to market our MGuard Prime version of the MGuard Coronary in the United States. Presently, none of our products may be sold or marketed in the United States.

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Our initial MGuard Coronary products incorporated a stainless steel stent. We subsequently replaced this stainless steel platform with a more advanced cobalt-chromium based platform, which we refer to as the MGuard PrimeTM version of our MGuard Coronary. We believe the new platform will prove to be superior because cobalt-chromium stents are generally known in the industry to provide better deliverability and possibly even a reduction in major adverse cardiac events.

The MGuard Prime version of the MGuard Coronary received CE Mark approval in the European Union in October 2010 for improving luminal diameter and providing embolic protection. We believe we can use and leverage the clinical trial results of our original stainless steel based MGuard Coronary to market our new cobalt-chromium based MGuard Prime version of the MGuard Coronary.

For the nine months ended March 31, 2013, our total revenue was approximately $3.4 million and our net loss was approximately $14.3 million. For the six months ended June 30, 2012, our total revenue was approximately $2.1 million and our net loss was approximately $7.1 million. For the year ended December 31, 2011, our total revenue was approximately $6.0 million and our net loss was approximately $14.7 million.

Recent Events

On April 16, 2013, we sold a total of 12,500,000 shares of common stock in an underwritten public offering. The price to the public in the offering was $2.00 per share, and the aggregate net proceeds to us were approximately $22.6 million, after the underwriters’ commissions and offering expenses. As described below, we used a portion of the proceeds to redeem a portion of our outstanding senior secured convertible debentures due April 15, 2014 and we intend to use the remainder of the proceeds to support the worldwide commercialization of the MGuard Coronary and Carotid Embolic Protection Stents (EPS), to pursue U.S. Food and Drug Administration approval of these products and for general corporate purposes. In connection with the offering, effective as of April 11, 2013, our common stock began trading on the NYSE MKT and ceased trading on the OTC Bulletin Board.

On April 16, 2013, we consummated an exchange and amendment agreement with the holders of our outstanding senior secured convertible debentures due April 15, 2014. Pursuant to the agreement, in full satisfaction of our obligations under the debentures, we (i) repaid $8,787,234 in cash, (ii) issued 2,159,574 shares of our common stock to the holders, and (iii) issued to the holders five year warrants to purchase 659,091 shares of common stock at an exercise price of $3.00 per share.

On April 16, 2013, as a result of the offering price in the public offering being less than $6.00 per share and the issuance of the shares and warrants under the exchange and amendment agreement, we issued to investors in our March 31, 2011 financing an aggregate of 755,207 shares of common stock pursuant to rights these investors hold under a securities purchase agreement providing for the issuance of additional shares of common stock in the event we issue shares of common stock at a price below $6.00 per share or common stock equivalents pursuant to which shares of common stock may be acquired at a price per share below $6.00.

Corporate and Other Information

We were organized in the State of Delaware on February 29, 2008 as Saguaro Resources, Inc. to engage in the acquisition, exploration and development of natural resource properties. On March 28, 2011, we changed our name from “Saguaro Resources, Inc.” to “InspireMD, Inc.”

Our principal executive offices are located at 4 Menorat Hamaor St., Tel Aviv, Israel 67448. Our telephone number is 972-3-691-7691. Our website address is www.inspire-md.com. Information accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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The Offering(1)

Common stock offered by the selling stockholders:	2,844,089 shares of our common stock to be offered by the selling stockholders(2).

Common stock outstanding prior to the offering:	34,316,864

Common stock outstanding after this offering:	36,965,301

Use of proceeds:	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders. However, we will generate proceeds in the event of a cash exercise of the warrants by the selling stockholders. We intend to use those proceeds, if any, for general corporate purposes.

Offering price:	All or part of the shares of common stock offered hereby may be sold from time to time in amounts and on terms to be determined by the selling stockholders at the time of sale.

NYSE MKT symbol:	NSPR.

Risk factors:	You should carefully consider the information set forth and incorporated by reference in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	All share amounts are adjusted for the one-for-four reverse stock split that occurred on December 21, 2012.

(2)	Includes 2,648,437 shares of our common stock to be offered by the selling stockholders upon the exercise of outstanding common stock purchase warrants.

The number of shares of common stock outstanding after this offering is based on 34,316,864 shares outstanding on May 6, 2013 and excludes:

•	750 shares of common stock issuable upon the exercise of currently outstanding warrants with an exercise price of $7.20 per share;

•	659,091 shares of our common stock issuable upon the exercise of currently outstanding warrants with an exercise price of $3.00 per share;

•	3,982,757 shares of common stock issuable upon the exercise of currently outstanding options with exercise prices ranging from $0.0001 to $10.40 and having a weighted average exercise price of $4.55 per share;

•	551,343 shares of common stock available for future issuance under our 2011 UMBRELLA Option Plan; and

•	1,875,000 shares of common stock that may be sold on or before May 10, 2013 to cover over-allotments in our recent underwritten public offering at a purchase price the public of $2.00 per share.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013. All of these “Risk Factors” are incorporated by reference herein in their entirety. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our common stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment. In assessing these risks, investors should also refer to the information contained or incorporated by reference in our other filings with the Securities and Exchange Commission.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

•	our history of recurring losses and negative cash flows from operating activities and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives;

•	our ability to complete clinical trials as anticipated and obtain and maintain regulatory approvals for our products;

•	our ability to adequately protect our intellectual property;

•	disputes over ownership of intellectual property;

•	our dependence on a single manufacturing facility and our ability to comply with stringent manufacturing quality standards and to increase production as necessary;

•	the risk that the data collected from our current and planned clinical trials may not be sufficient to demonstrate that the MGuard technology is an attractive alternative to other procedures and products;

•	intense competition in our industry, with competitors having substantially greater financial, technological, research and development, regulatory and clinical, manufacturing, marketing and sales, distribution and personnel resources than we do;

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•	entry of new competitors and products and potential technological obsolescence of our products;

•	loss of a key customer or supplier;

•	technical problems with our research and products and potential product liability claims;

•	adverse economic conditions;

•	adverse federal, state and local government regulation, in the United States, Europe or Israel;

•	price increases for supplies and components;

•	inability to carry out research, development and commercialization plans; and

•	loss or retirement of key executives and research scientists.

You should review carefully the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of these and other risks that relate to our business and investing in our common stock. The forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares.

The shares of common stock offered by this prospectus are issuable upon the exercise of common stock purchase warrants. As such, if a selling stockholder exercises all or any portion of its warrants on a cash basis, we will receive the aggregate exercise price paid by such selling stockholder in connection with any such warrant exercise. The maximum amount of proceeds we would receive upon the exercise of all the warrants on a cash basis would be approximately $18,171,565.68. However, certain of the selling stockholders may also exercise their warrants through a cashless exercise. In the event a selling stockholder exercises a warrant through a cashless exercise, we will not receive any proceeds from such exercise. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

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SELLING STOCKHOLDERS

Up to 2,844,089 shares of common stock issuable upon the exercise of warrants are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling stockholders. Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act of 1933, as amended.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying warrants held by that selling stockholder that are exercisable within 60 days of May 6, 2013 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 34,316,864 shares of common stock outstanding as of May 6, 2013. With respect to the warrants held by the selling stockholders, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates or members of a “group,” to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding shares of common stock following such exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to these limitations.

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	Ownership Before Offering				Ownership After Offering
Selling Stockholder	Number of shares of common stock beneficially owned		Number of shares offered(1)		Number of shares of common stock beneficially owned		Percentage of common stock beneficially owned
Platinum Partners Value Arbitrage Fund LP (2)	858,750		250,000		608,750		1.8%
Osiris Investment Partners, L.P. (3)	500,000		166,666		333,334		*
Allan Pasternack	12,501		4,167		8,334		*
Leon Frenkel	50,001		16,667		33,334		*
CNH Diversified Opportunities Master Account, L.P. (4)	2,675		892		1,783		*
Advanced Series Trust – AST Academic Strategies Asset Allocation Portfolio (5)	4,416		1,472		2,944		*
AQR Opportunistic Premium Offshore Fund, L.P. (6)	4,476		1,492		2,984		*
AQR Funds – AQR Diversified Arbitrage Fund (7)	50,934		16,978		33,956		*
Joseph Kazarnovsky	90,000		30,000		60,000		*
Fame Associates (8)	62,500		20,833		41,667		*
American European Insurance Co. (9)	75,000		25,000		50,000		*
Harborview Value Master Fund L.P. (10)	156,250		45,833		110,417		*
The Corbran LLC (11)	356,815		150,000		206,815		*
David Stefansky (12)	436,538		183,334		253,204		*
Endicott Management Partners, LLC (13)	673,040	(14)	312,500		360,540	(14)	1.0%
Ralph Rieder	20,001		6,667		13,334		*
Harmony Finance Holdings Ltd. (15)	25,000		8,333		16,667		*
Alan Kneller	3,750		1,250		2,500		*
Alpha Capital Anstalt (16)	256,250		83,333		172,917		*
Fortis Business Holdings, LLC (17)	25,000		8,333		16,667		*
Gedalya Shai	12,501		4,167		8,334		*
Sandor Capital Master Fund, L.P. (18)	123,000		37,500		85,500		*
Lev Michael	10,000		3,333		6,667		*
Shmuel and Serena Fuchs Foundation (19)	28,750		8,333		20,417		*
RPSMSS, LLC (20)	81,250		25,000		56,250		*
Petr Gukovskiy	50,001		16,667		33,334		*
LR Holdings Associates (21)	12,501		4,167		8,334		*
Seth Padowitz	9,000		3,000		6,000		*
Gary and Jane Klopfer	100,000		33,333		66,667		*
Ronald A. Durando	6,250		2,083		4,167		*
Palladium Capital Advisors, LLC (22)	34,790		34,790		-		*
Reinder Hogeboom	12,501		4,167		8,334		*
Moishe Hartstein (23)	103,471		103,471		-		*
Abraham Biderman	2,125		2,125		-		*
Jeffrey Frank	829		829		-		*
The Benchmark Company, LLC (24)	11,585		11,585		-		*
William Odenthal	5,611	(25)	5,611	(25)	-		*
Cato Capital LLC (26)	1,667		1,667		-		*
Eisenberg Family Foundation (27)	75,000		66,666		8,334		*
Hermitage Capital Management (28)	1,667		1,667		-		-
Arvest Privatbank AG (29)	40,132		40,132		-		-
Harborview Master Fund, L.P. (30)	342		342		-		-
Genesis Asset Opportunity Fund LP (31)	595,757	(32)	181,976		413,781	(33)	1.2%
Genesis Opportunity Fund LP (34)	1,135,590	(35)	319,149		816,441	(36)	2.3%
HUG Funding LLC (37)	351,492	(48)	98,784		252,708	(39)	*
Ayer Capital Partners Master Fund, L.P. (40)	1,513,521	(41)	247,455		1,266,066	(42)	3.6%
Ayer Capital Partners Kestrel Fund, LP (43)	29,978	(44)	4,901		25,077	(45)	*
Epworth – Ayer Capital (46)	83,194	(47)	13,602		69,592	(48)	*
Oppenheimer & Co. Inc. (49)	28,268		28,268		-		-
JMP Securities LLC (50)	9,917		9,917		-		-
PI Financial Corp. (51)	195,652	(52)	195,652		-		-

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*Less than 1%

(1) Except as otherwise indicated, number of shares offered represents number of shares of common stock issuable upon the exercise of warrants.

(2) Platinum Management (NY) LLC is the general partner of Platinum Partners Value Arbitrage Fund LP. Platinum Partners Value Arbitrage Fund LP has sole voting and dispositive power over the securities held for the account of this selling stockholder. Mark Nordlicht has the sole voting and investment power over the securities beneficially owned or that may be purchased by Platinum Partners Value Arbitrage Fund LP.

(3) Paul Stuka, Principal and Managing Member, has voting and dispositive power over the securities held for the account of this selling stockholder. Mr. Stuka disclaims beneficial ownership of these securities.

(4) CNH Partners, LLC, as the advisor of CNH Diversified Opportunities Master Account, L.P., has voting and dispositive power over the securities held for the account of this selling stockholder. CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell, and accordingly, both Mr. Pulvino and Mr. Mitchell may each be deemed to share voting and dispositive power over the securities owned by CNH Diversified Opportunities Master Account, L.P.

(5) Advanced Series Trust — AST Academic Strategies Asset Allocation Portfolio is an affiliate of Prudential Investment Management Services LLC and Prudential Annuities Distributors, Inc., both of whom are broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended. CNH Partners, LLC, as the sub-advisor of Advanced Series Trust — AST Academic Strategies Asset Allocation Portfolio, has discretionary voting and dispositive power over the securities held for the account of this selling stockholder. CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell, and accordingly, both Mr. Pulvino and Mr. Mitchell may be deemed to share voting and dispositive power over the securities owned by Advanced Series Trust — AST Academic Strategies Asset Allocation Portfolio. These securities were purchased by Advanced Series Trust — AST Academic Strategies Asset Allocation Portfolio in the ordinary course of business, and at the time of the time of transfer, Advanced Series Trust — AST Academic Strategies Asset Allocation Portfolio had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock underlying this warrant.

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(6) CNH Partners, LLC, as the sub-advisor of AQR Opportunistic Premium Offshore, L.P., has discretionary voting and dispositive power over the securities held for the account of this selling stockholder. CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell, and accordingly, both Mr. Pulvino and Mr. Mitchell may be deemed to share voting and dispositive power over the securities owned by AQR Opportunistic Premium Offshore Fund, L.P.

(7) CNH Partners, LLC, as the sub-advisor of AQR Funds — AQR Diversified Arbitrage Fund, has discretionary voting and dispositive power over the securities held for the account of this selling stockholder. CNH Partners, LLC is controlled indirectly by Todd Pulvino and Mark Mitchell, and accordingly, both Mr. Pulvino and Mr. Mitchell may be deemed to share voting and dispositive power over the securities owned by AQR Funds — AQR Diversified Arbitrage Fund.

(8) Abraham Fruchthandler, general partner of Fame Associates, has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(9) Nachum Stein has sole voting and dispositive power over the securities held for the account of this selling stockholder.

(10) Harborview Advisors LLC is the general partner of Harborview Value Master Fund, L.P. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have shared voting and dispositive power over the securities held by Harborview Value Master Fund, LP. Mr. Rosenblum and Mr. Stefansky disclaim beneficial ownership of such securities.

(11) Richard Rosenblum exercises sole voting and dispositive power over the securities held for the account of this selling stockholder. The Corbran LLC provided us with advisory consulting services in connection with the structuring of our share exchange transactions. In consideration for such services, we issued The Corbran LLC a five-year warrant to purchase up to 156,250 shares of common stock at an exercise price of $6.00 per share.

(12) David Stefansky provided us with advisory consulting services in connection with the structuring of our share exchange transactions. In consideration for such services, we issued David Stefansky a five-year warrant to purchase up 156,250 shares of common stock at an exercise price of $6.00 per share.

(13) Ken Londoner exercises sole voting and dispositive power over the securities held for the account of this selling stockholder. Endicott Management Partners, LLC provided us with advisory consulting services in connection with the structuring of our share exchange transactions. In consideration for such services, we issued Endicott Management Partners, LLC a five-year warrant to purchase up to 312,500 shares of common stock at an exercise price of $6.00 per share.

(14) Includes 23,250 shares of common stock held by Ken Londoner.

(15) Independent Management Inc., as the sole director of Harmony Finance Holdings Ltd., has discretionary voting and dispositive power over the securities held for the account of this selling stockholder. Independent Management Inc. is controlled by Sean Breslin and Meral Baruh, who may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

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(16) Konrad Ackemann exercises sole voting and dispositive power over the securities held for the account of this selling stockholder.

(17) Louis, Joel, and Sarah Kestenbaum have voting power of Fortis Business Holdings, LLC. Louis Kestenbaum, Margaret Kestenbaum, Joel Kestenbaum, and Sarah Rosenfeld also claim beneficial ownership of Fortis Business Holdings, LLC’s shares.

(18) John S. Lemak, as manager of this security holder, has voting and dispositive power over the securities held for the account of this selling stockholder and may be deemed to be the beneficial owner of these securities.

(19) The Shmuel & Serena Fuchs Foundation is a charitable trust and the trustees are Bernard and Hanna Fuchs.

(20) Richard P. Stadtmauer exercises sole voting and dispositive power over the securities held for the account of this selling stockholder.

(21) Leslie Rieder and Samuel J. Rieder have voting and dispositive power over the securities held for the account of this selling stockholder.

(22) Palladium Capital Advisors LLC is a registered broker-dealer. Joel Padowitz is the CEO of Palladium Capital Advisors LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. On July 18, 2010, we engaged Palladium Capital Advisors LLC to serve as our placement agent in connection with our March 31, 2011 and April 18, 2011 private placements. In connection with such private placements, we paid Palladium Capital Advisors LLC a fee of $757,170, expenses reimbursement of $15,000 and we issued it a five-year warrant to purchase 107,685 shares of our common stock, at an initial exercise price of $7.20 per share. Palladium Capital Advisors LLC served as one of our placement agents in connection with our private placement on April 5, 2012 and was paid a placement agent fee of $262,500 and was issued a five-year warrant to purchase up to 39,894 shares of common stock at an exercise price of $7.20 per share.

(23) Moishe Hartstein is an affiliate of Palladium Capital Advisors LLC, a registered broker-dealer. These securities were transferred to Mr. Hartstein by Palladium Capital Advisors LLC in the ordinary course of business, and at the time of the time of transfer, Mr. Hartstein had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock underlying this warrant.

(24) The Benchmark Company, LLC is a registered broker-dealer. Mr. Adam Gordon and Mr. Richard Messina share voting and investment power over these securities. On March 31, 2011, we engaged The Benchmark Company, LLC to provide financial advisory services and other investment banking services to us for a period of six months. In connection with this engagement, we issued to The Benchmark Company, LLC 12,500 restricted shares of our common stock and a five-year warrant to purchase 12,500 shares of our common stock, at an initial exercise price of $6.00 per share and we paid The Benchmark Company LLC a monthly fee of $8,000 plus expenses. In addition, starting August 1, 2012 and for a period of three months, we paid The Benchmark Company LLC $12,000 per month to provide financial advisory services to us.

(25) Includes 3,125 shares of common stock issuable upon the exercise of warrants in the name of William Odenthal and Lisa Odenthal.

(26) Solomon Lax has voting and dispositive power over the securities held for the account of this selling stockholder.

(27) Solomon Eisenberg has voting and dispositive power over the securities held for the account of this selling stockholder.

(28) Daniel Escapa is the officer of Hermitage Holdings LLC, formerly known as Hermitage Capital Management. Hermitage Capital Management provided us with advisory consulting services in connection with our share exchange transactions. In consideration for such services, we issued Hermitage Capital Management a five-year warrant to purchase up to 1,667 shares of common stock at an exercise price of $7.20 per share.

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(29) Stefan Kimmel exercises sole voting and dispositive power over the securities held for the account of this selling stockholder.

(30) Harborview Advisors LLC is the general partner of Harborview Master Fund, L.P. Richard Rosenblum and David Stefansky are the managers of Harborview Advisors LLC and have shared voting and dispositive power over the securities held by Harborview Master Fund, LP. Mr. Rosenblum and Mr. Stefansky disclaim beneficial ownership of such securities.

(31) Genesis Capital Advisors LLC is the investment manager of Genesis Asset Opportunity Fund LP. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman are managing members of Genesis Capital Advisors LLC and share voting and dispositive power over the securities held by Genesis Asset Opportunity Fund LP. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman disclaim beneficial ownership of such securities.

(32) Comprised of (i) 322,872 shares of common stock and (ii) 272,885 shares of common stock issuable upon the exercise of warrants.

(33) Includes 90,909 shares of common stock issuable upon the exercise of warrants.

(34) Genesis Capital Advisors LLC is the investment manager of Genesis Opportunity Fund LP. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman are managing members of Genesis Capital Advisors LLC and share voting and dispositive power over the securities held by Genesis Opportunity Fund LP. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman disclaim beneficial ownership of such securities.

(35) Comprised of (i) 625,532 shares of common stock and (ii) 510,058 shares of common stock issuable upon the exercise of warrants.

(36) Includes 190,909 shares of common stock issuable upon the exercise of warrants.

(37) Each of Ethan Benovitz, Daniel Saks and Jaime Hartman are managing members of HUG Funding LLC and share voting and dispositive power over the securities held by HUG Funding LLC. Each of Ethan Benovitz, Daniel Saks and Jaime Hartman disclaim beneficial ownership of such securities.

(38) Comprised of (i) 193,617 shares of common stock and (ii) 157,875 shares of common stock issuable upon the exercise of warrants.

(39) Includes 59,091 shares of common stock issuable upon the exercise of warrants.

(40) Ayer Capital Management, LP is the investment manager of Ayer Capital Partners Master Fund, L.P. Jay Venkatesan is the managing member of the general partner of Ayer Capital Management, LP and has voting and dispositive power over the securities held by Ayer Capital Partners Master Fund, L.P. Jay Venkatesan disclaims beneficial ownership of such securities.

(41) Comprised of (i) 970,021 shares of common stock and (ii) 543,500 shares of common stock issuable upon the exercise of warrants.

(42) Includes 296,045 shares of common stock issuable upon the exercise of warrants.

(43) Ayer Capital Management, LP is the investment manager of Ayer Capital Partners Kestrel Fund, LP. Jay Venkatesan is the managing member of the general partner of Ayer Capital Management, LP and has voting and dispositive power over the securities held by Ayer Capital Partners Kestrel Fund, LP. Jay Venkatesan disclaims beneficial ownership of such securities.

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(44) Comprised of (i) 19,213 shares of common stock and (ii) 10,765 shares of common stock issuable upon the exercise of warrants.

(45) Includes 5,864 shares of common stock issuable upon the exercise of warrants.

(46) Ayer Capital Management, LP is the investment manager of Epworth-Ayer Capital. Jay Venkatesan is the managing member of the general partner of Ayer Capital Management, LP and has voting and dispositive power over the securities held by Epworth-Ayer Capital. Jay Venkatesan disclaims beneficial ownership of such securities.

(47) Comprised of (i) 53,319 shares of common stock and (ii) 29,875 shares of common stock issuable upon the exercise of warrants.

(48) Includes 16,273 shares of common stock issuable upon the exercise of warrants.

(49) Albert G. Lowenthal is the chairman and chief executive officer of Oppenheimer & Co, Inc. and as such has voting and dispositive power over the securities held by Oppenheimer & Co, Inc. Oppenheimer & Co, Inc. served as one of our placement agents in connection with our private placement on April 5, 2012 and was paid a placement agent fee of $434,000 and was issued a five-year warrant to purchase up to 28,268 shares of common stock at an exercise price of $7.20 per share.

(50) Joseph A. Jolson is the chief executive officer of JMP Securities LLC and as such has voting and dispositive power over the securities held by JMP Securities LLC. JMP Securities LLC served as one of our placement agents in connection with our private placement on April 5, 2012 and was paid a placement agent fee of $152,250 and was issued a five-year warrant to purchase up to 9,917 shares of common stock at an exercise price of $7.20 per share. JMP Securities LLC served as one of our underwriters in connection with our public offering on April 16, 2013 and received an underwriting discount of $525,000 in the offering.

(51) Richard W. Thomas, as director of PI Financial Corp., has voting and dispositive power over the securities held for the account of this selling stockholder. Mr. Thomas disclaims beneficial ownership of these securities. PI Financial Corp. is a Canadian broker-dealer registered in all provinces and territories in Canada. In addition, PI Financial (US) Corp is a registered broker-dealer in the U.S. PI Financial Corp. acquired the warrants which were exercised for the shares of common stock registered for resale in this prospectus pursuant to a private transfer from Genesis Asset Opportunity Fund LP in the ordinary course of business, and at the time of the time of transfer, PI Financial Corp. had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock underlying these warrants.

(52) Comprised of shares of common stock acquired upon the exercise of warrants.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the NYSE MKT or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

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•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses that we have incurred incident to the registration of the securities. We have agreed to indemnify certain of the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933, as amended.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, they will be subject to the prospectus delivery requirements of the Securities Act of 1933, as amended, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act of 1933, as amended, or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933, as amended).

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DESCRIPTION OF CAPITAL STOCK

The discussion below gives effect to the one-for-four reverse stock split of our common stock that occurred on December 21, 2012.

We have authorized 130,000,000 shares of capital stock, par value $0.0001 per share, of which 125,000,000 are shares of common stock and 5,000,000 are shares of “blank check” preferred stock. On May 6, 2013, there were 34,316,864 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. Our directors are divided into three classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Potential Common Stock Issuances to March 31, 2011 Investors

Pursuant to the terms of the securities purchase agreement that we entered into on March 31, 2011 with certain investors, in the event that we issue any shares of common stock or securities that would entitle the holder to acquire any shares of common stock on or before March 31, 2014 at a price per share less than $6.00, we are required, subject to certain limitations, to issue the investors in that financing additional shares of common stock, for no additional consideration, in an amount sufficient that the amount paid by each investor in the March 31, 2011 financing, when divided by the total number of shares issued to each such investor (in the original March 31, 2011 financing and as a result of this dilution adjustment) will result in an adjusted price per share price paid by these investors equal to the original price per share paid multiplied by a fraction, (A) the numerator of which shall be (1) the number of shares of common stock outstanding immediately prior to such issuance plus (2) the number of shares of common stock that the aggregate consideration received by us in the offering would purchase at the original purchase price; and (B) the denominator of which shall be (1) the number of shares of common stock outstanding immediately prior to such issuance plus (2) the number of such additional shares of common stock so issued. This formula is intended to be a weighted average dilution adjustment.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Warrants

April 2012 $7.20 Warrants

On April 5, 2012, we issued certain investors warrants to purchase an aggregate of 835,866 shares of our common stock at an exercise price of $7.20 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant (subject to an increase, upon at least 61 days’ notice by the holder of such warrant to us, of up to 9.99%). The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. If there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants within 60 days of the issuance of the warrants, the holders of such warrants have the right to exercise the warrants by means of a cashless exercise. In addition, upon the occurrence of a transaction involving a change of control that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (iii) involving a person or entity not traded on a national securities exchange, the holders of the warrants will have the right, among others, to have the warrants repurchased by issuing to each holder a number of shares of common stock equal to a fraction, (i) the numerator of which is the Black Scholes Value of the remaining unexercised portion of the warrant, and (ii) the denominator of which is the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction. If while the warrants are outstanding, we issue any evidences of indebtedness, assets, rights or warrants to subscribe for or purchase any security of the company, then any holder of the warrants shall, upon exercise, have the right to acquire the same securities as if it had exercised the warrants immediately before the date on which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such distribution. The warrants expire on April 5, 2017.

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April 2012 Placement Agent Warrants

As consideration for serving as our placement agents in connection with certain private placements, on April 5, 2012, we issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 39,894 shares of common stock at an exercise price of $7.20 per share, Oppenheimer & Co. Inc. a five-year warrant to purchase up to 28,268 shares of common stock at an exercise price of $7.20 per share and JMP Securities LLC a five-year warrant to purchase up to 9,917 shares of common stock at an exercise price of $7.20 per share. The terms of these warrants are identical to the April 2012 $7.20 Warrants described above.

March 2011 $7.20 Warrants

On March 31, 2011 and on April 18, 2011, we issued certain investors five-year warrants to purchase up to an aggregate of 890,083 shares of common stock at an exercise price of $7.20 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. If at any time after the one year anniversary of the original issuance date of such warrants there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise. In addition, if (i) the volume-weighted average price of our common stock for 20 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 20-day average daily trading volume of our common stock has been at least 43,750 shares; (iii) a registration statement providing for the resale of the common stock issuable upon exercise of the warrants is effective and (iv) the common stock is listed for trading on a national securities exchange, then we may require each holder to exercise all or a portion of its warrant pursuant to the terms described above within seven business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such seven-day period.

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April 2011 $7.20 Warrants

On April 18 and April 21, 2011, we issued certain investors five-year warrants to purchase up to an aggregate of 39,584 shares of common stock at an exercise price of $7.20 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. In addition, if (i) the volume-weighted average price of our common stock for 20 consecutive trading days is at least 250% of the exercise price of the warrants; (ii) the 20-day average daily trading volume of our common stock has been at least 43,750 shares; and (iii) a registration statement providing for the resale of the common stock issuable upon exercise of the warrants is effective, then we may require each holder to exercise all or a portion of its warrant pursuant to the terms described above within three business days following the delivery of a notice of acceleration. Any warrant that is not exercised as aforesaid shall expire automatically at the end of such three-day period.

March 2011 Placement Agent Warrant

As consideration for serving as our placement agent in connection with certain private placements, we issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 107,685 shares of common stock at an exercise price of $7.20 per share. The terms of this warrant are identical to the March 2011 $7.20 Warrants described above.

Employee Warrants

On March 31, 2011, for work performed in connection with the share exchange transactions and as bonus compensation, we issued Craig Shore, our chief financial officer, secretary and treasurer, a five-year warrant to purchase up to 750 shares of common stock at an exercise price of $7.20 per share. The terms of this warrant are identical to the April 2011 $7.20 Warrants described above.

Consultant Warrants

In connection with our March 31, 2011 private placement, we issued to Hermitage Capital Management, a consultant, a five-year warrant to purchase up to 1,667 shares of common stock at an exercise price of $7.20 per share, in consideration for consulting services. The terms of this warrant are identical to the April 2011 $7.20 Warrants described above.

In consideration for financial consulting services, we issued to The Benchmark Company, LLC, a consultant, a five-year warrant to purchase up to 12,500 shares of common stock at an exercise price of $6.00 per share. The terms of this warrant are identical to the April 2011 $7.20 Warrants described above, except that the exercise price for this warrant is $6.00 per share.

On March 31, 2011, we issued certain consultants five-year warrants to purchase up to an aggregate of 625,000 shares of common stock at an exercise price of $6.00 per share. The terms of these warrants are identical to the March 2011 $7.20 Warrants described above, except that the exercise price for these warrants is $6.00 per share.

$4.92 Warrants

In connection with our share exchange transactions on March 31, 2011, we issued certain investors warrants to purchase up to an aggregate of 253,625 shares of our common stock at an exercise price of $4.92 per share. These warrants may be exercised any time on or before July 20, 2013 and were issued in exchange for warrants to purchase up to 125,000 ordinary shares of InspireMD Ltd. at an exercise price of $10 per share. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 9.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant. The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. If at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise. In addition, if at any time following the one year anniversary of the original issuance date of the warrants, (i) our common stock is listed for trading on a national securities exchange, (ii) the closing sales price of our common stock for 15 consecutive trading days is at least 165% of the exercise price of the warrants; (iii) the 15 day average daily trading volume of our common stock has been at least 37,500 shares and (iv) a registration statement providing for the resale of the common stock issuable upon exercise of the warrants is effective, then we may require each investor to exercise all or a portion of its warrant pursuant to the terms described above at any time upon at least 15 trading days’ prior written notice. Any warrant that is not exercised as aforesaid shall expire automatically at the end of the 15-day notice period.

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$3.00 Warrants

On April 16, 2013, we issued five-year warrants to purchase 659,091 shares of common stock at an exercise price of $3.00 per share pursuant to an exchange and amendment agreement with the holders of our outstanding senior secured convertible debentures due April 15, 2014. We are prohibited from effecting the exercise of any such warrant to the extent that as a result of such exercise the holder of the exercised warrant beneficially owns more than 4.99% in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrant (subject to an increase, upon at least 61 days’ notice by the holder of such warrant to us, of up to 9.99%). The warrants contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events. If at the time of exercise of a warrant there is no effective registration statement registering or no current prospectus available for, the resale of the shares of common stock underlying the warrants, the holders of such warrants have the right to exercise the warrants by means of a cashless exercise. In addition, upon the occurrence of a transaction involving a change of control that is (i) an all cash transaction, (ii) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (iii) involving a person or entity not traded on a national securities exchange, the holders of the warrants will have the right, among others, to have the warrants repurchased by issuing to each holder a number of shares of common stock equal to a fraction, (i) the numerator of which is the Black Scholes Value of the remaining unexercised portion of the warrant, and (ii) the denominator of which is the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such fundamental transaction. If while the warrants are outstanding, we issue any evidences of indebtedness, assets, rights or warrants to subscribe for or purchase any security of the company, then any holder of the warrants shall, upon exercise, have the right to acquire the same securities as if it had exercised the warrants immediately before the date on which a record is taken for such distribution, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the participation in such distribution. The warrants expire on April 16, 2018.

Registration Rights

On April 5, 2012, in connection with our private placement of convertible debentures and warrants, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to provide certain registration rights with respect to the common stock issuable upon conversion of the convertible debentures and exercise of the warrants. Specifically, we agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the common stock issuable upon conversion of the convertible debentures and exercise of the warrants on or before May 21, 2012 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before July 9, 2012 in the event that the registration statement is not reviewed by the Securities and Exchange Commission and by August 8, 2012 in the event that the registration statement is reviewed by the Securities and Exchange Commission and the Securities and Exchange Commission issues comments.

If (i) the registration statement was not filed by May 21, 2012, (ii) the registration statement was not declared effective by the Securities and Exchange Commission by July 9, 2012 in the case of a no review, (iii) the registration statement was not declared effective by the Securities and Exchange Commission by August 8, 2012 in the case of a review by the Securities and Exchange Commission pursuant to which the Securities and Exchange Commission issues comments or (iv) the registration statement ceases to remain continuously effective for more than 30 consecutive calendar days or more than an aggregate of 60 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the securities sold in the private placement in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency. Notwithstanding the foregoing, (i) the maximum aggregate liquidated damages due under the registration rights agreement shall be 6% of the aggregate purchase price paid by the purchasers, and (ii) if any partial amount of liquidated damages remains unpaid for more than seven days, we shall pay interest of 18% per annum, accruing daily, on such unpaid amount.

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The registration statement of which this prospectus forms a part was filed in satisfaction of the requirements described above on May 17, 2012 and declared effective on May 30, 2012. Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, subject to the our right to suspend or defer the use of the registration statement in certain events.

Lock-up Agreements

In connection with the public offering of our common stock that closed on April 16, 2013, we, our executive officers, directors and certain of our other stockholders agreed, subject to certain exceptions, not to offer, sell, contract to sell, announce any intention to sell, pledge or otherwise dispose of, enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Cowen and Company, LLC, for a period of 180 days after the date of the closing of the offering. The 180-day restricted period will be automatically extended if (i) during the last 17 days of the 180-day restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the 180-day restricted period, in either of which case the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. On April 25, 2013, Asher Holzer, Ph.D. sold to Sol Barer, Ph.D., and Dr. Barer purchased from Dr. Holzer, 50,000 shares of common stock at a purchase price of $2.00 per share. The underwriters granted a waiver for the sale of these shares. The shares acquired by Dr. Barer are subject to the lock-up agreement described above.

Delaware Anti-Takeover Law and Provisions of our Certificate of Incorporation and Bylaws

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.

The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders. Our certificate of incorporation and bylaws do not opt out of Section 203.

Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Certificate of Incorporation and Bylaws

Provisions of our certificate of incorporation and bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our certificate of incorporation and bylaws:

•	permit our board of directors to issue up to 5,000,000 shares of preferred stock, without further action by the stockholders, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in control;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

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•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes, with each class serving staggered three-year terms;

•	do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•	provide that special meetings of our stockholders may be called only by our board of directors; and

•	set forth an advance notice procedure with regard to the nomination, other than by or at the direction of our board of directors, of candidates for election as directors and with regard to business to be brought before a meeting of stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer Corp.

Quotation

The shares of our common stock are listed on the NYSE MKT under the symbol “NSPR.”

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, has passed upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Transition Report on Form 10-KT/A for the six month period ended June 30, 2012 and the three years ended December 31, 2011 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering:

•	Our Transition Report on Form 10-KT for the six month period ended June 30, 2012, filed with the Securities and Exchange Commission on September 11, 2012, as amended by Amendment No. 1 to Transition Report on Form 10-KT/A, filed with the Securities and Exchange Commission on January 3, 2013;

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•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the Securities and Exchange Commission on November 2, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2012, filed with the Securities and Exchange Commission on February 4, 2013;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the Securities and Exchange Commission on May 7, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 11, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 20, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 20, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 15, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 23, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 21, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 26, 2012;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 9, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 12, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 11, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 15, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 11, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 18, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 23, 2013;

•	Our Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 26, 2013;

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•	Our Definitive Proxy Statement filed on November 9, 2012; and

•	The description of our common stock, which is contained in our registration statement on Form 8-A, filed with the Securities and Exchange Commission on March 12, 2013, as updated or amended in any amendment or report filed for such purpose.

All filings filed by us pursuant to the Securities Exchange Act of 1934, as amended, after the date of the initial filing of this amendment to the registration statement and prior to the effectiveness of such amendment (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be read and copied at the Securities and Exchange Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.inspire-md.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Securities and Exchange Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 4 Menorat Hamaor St., Tel Aviv, Israel 67448, Attention: Craig Shore, Chief Financial Officer.

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InspireMD, Inc.

2,844,089 Shares of Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,661.23
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000
Miscellaneous Fees and Expenses	3,338.77
Total	$40,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

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Item 16.	Exhibits.**

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of December 29, 2010, by and among InspireMD Ltd., Saguaro Resources, Inc., and the Shareholders of InspireMD Ltd. that are signatory thereto (incorporated by reference to Exhibit 10.1 to Saguaro Resources, Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on January 5, 2011)

2.2	Amendment to Share Exchange Agreement, dated February 24, 2011 (incorporated by reference to Exhibit 2.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

2.3	Second Amendment to Share Exchange Agreement, dated March 25, 2011 (incorporated by reference to Exhibit 2.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 1, 2011)

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2012)

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 5, 2013)

5.1	Opinion of Haynes and Boone, LLP (incorporated by reference to Exhibit 5.1 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2012)

10.1	Amended and Restated 2011 Umbrella Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2011)

10.2	Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.3	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of March 31, 2011 (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.4	Stock Purchase Agreement, by and between InspireMD, Inc. and Lynn Briggs, dated as of March 31, 2011 (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.5	Securities Purchase Agreement, dated as of March 31, 2011, by and among InspireMD, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.6	Form of $7.20 Warrant (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.7	Form of $4.92 Warrant (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

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10.8	$1,250,000 Convertible Debenture, dated July 20, 2010, by and between InspireMD Ltd. and Genesis Asset Opportunity Fund, L.P. (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.9	Unprotected Leasing Agreement, dated February 22, 2007, by and between Block 7093 Parcel 162 Company Ltd. Private Company 510583156 and InspireMD Ltd. (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.10	Securities Purchase Agreement, dated as of July 22, 2010, by and among InspireMD Ltd. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.11	Manufacturing Agreement, by and between InspireMD Ltd. and QualiMed Innovative Medizinprodukte GmbH, dated as of September 11, 2007 (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.12	Development Agreement, by and between InspireMD Ltd. and QualiMed Innovative Medizinprodukte GmbH, dated as of January 15, 2007 (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.13	License Agreement, by and between Svelte Medical Systems, Inc. and InspireMD Ltd., dated as of March 19, 2010 (incorporated by reference to Exhibit 10.5 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.14	Agreement, by and between InspireMD Ltd. and Ofir Paz, dated as of April 1, 2005 (incorporated by reference to Exhibit 10.14 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.15	Amendment to the Employment Agreement, by and between InspireMD Ltd. and Ofir Paz, dated as of October 1, 2008 (incorporated by reference to Exhibit 10.15 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.16	Second Amendment to the Employment Agreement, by and between InspireMD Ltd. and Ofir Paz, dated as of March 28, 2011 (incorporated by reference to Exhibit 10.16 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.17	Personal Employment Agreement, by and between InspireMD Ltd. and Asher Holzer, Ph.D., dated as of April 1, 2005 (incorporated by reference to Exhibit 10.17 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.18	Amendment to the Employment Agreement, by and between InspireMD Ltd. and Asher Holzer, Ph.D., dated as of March 28, 2011 (incorporated by reference to Exhibit 10.18 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.19	Personal Employment Agreement, by and between InspireMD Ltd. and Eli Bar, dated as of June 26, 2005 (incorporated by reference to Exhibit 10.19 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.20	Employment Agreement, by and between InspireMD Ltd. and Bary Oren, dated as of August 25, 2009 (incorporated by reference to Exhibit 10.20 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.21	Employment Agreement, by and between InspireMD Ltd. and Craig Shore, dated as of November 28, 2010 (incorporated by reference to Exhibit 10.21 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.22	Form of Indemnity Agreement between InspireMD, Inc. and each of the directors and executive officers thereof (incorporated by reference to Exhibit 10.22 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

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10.23	Agreement with Bank Mizrahi Tefahot LTD. for a loan to InspireMD Ltd. in the original principal amount of $750,000, dated January 27, 2009 (incorporated by reference to Exhibit 10.23 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

10.24	Securities Purchase Agreement, dated as of April 18, 2011, by and among InspireMD, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2011)

10.25	Form of Warrant (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 22, 2011)

10.26	Agreement by and between InspireMD Ltd. and MeKo Laser Material Processing, dated as of April 15, 2010 (incorporated by reference to Exhibit 10.26 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.27	Agreement by and between InspireMD Ltd. and Natec Medical Ltd, dated as of September 23, 2009 (incorporated by reference to Exhibit 10.27 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.28	Exclusive Distribution Agreement by and between InspireMD Ltd. and Hand-Prod Sp. Z o.o, dated as of December 10, 2007 (incorporated by reference to Exhibit 10.28 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

10.29	Factoring Agreement by and between InspireMD Ltd. and Bank Mizrahi Tefahot Ltd., dated as of February 22, 2011 (incorporated by reference to Exhibit 10.29 to Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 26, 2011)

10.30	$6.00 Nonqualified Stock Option Agreement, dated as of July 11, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2011)

10.31	Consultancy Agreement, dated as of April 1, 2011, by and between InspireMD Ltd. and Ofir Paz (incorporated by reference to Exhibit 10.34 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 21, 2011)

10.32	Consultancy Agreement, dated as of April 29, 2011, by and between InspireMD Ltd. and Asher Holzer, Ph.D. (incorporated by reference to Exhibit 10.35 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 21, 2011)

10.33	Exclusive Distribution Agreement by and between InspireMD GmbH. and IZASA Distribuciones Tecnicas SA, dated as of May 20, 2009 (incorporated by reference to Exhibit 10.36 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

10.34	Amendment to the Distribution Agreement by and between InspireMD GmbH. and IZASA Distribuciones Tecnicas SA, dated as of February 2011 (incorporated by reference to Exhibit 10.37 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

10.35	Exclusive Distribution Agreement by and between InspireMD Ltd. and Tzamal-Jacobsohn Ltd., dated as of December 24, 2008 (incorporated by reference to Exhibit 10.38 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

10.36	Exclusive Distribution Agreement by and between InspireMD Ltd. and Kirloskar Technologies (P) Ltd., dated as of May 13, 2010 (incorporated by reference to Exhibit 10.39 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

10.37	Consultancy Agreement by and between InspireMD Ltd. and Sara Paz, dated as of May 6, 2008 (incorporated by reference to Exhibit 10.40 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

10.38	Consultancy Agreement by and between InspireMD Ltd. and Sara Paz Management and Marketing Ltd., dated as of September 1, 2011 (incorporated by reference to Exhibit 10.41 to Amendment No. 3 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 12, 2011)

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10.39	Clinical Trial Services Agreement, dated as of October 4, 2011, by and between InspireMD Ltd. and Harvard Clinical Research Institute, Inc. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2011)

10.40	Letter Agreement by and between InspireMD Ltd. and Tzamal-Jacobsohn Ltd., dated as of May 9, 2011 (incorporated by reference to Exhibit 10.43 to Amendment No. 4 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 1, 2011)

10.41	Stock Award Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2011)

10.42	Nonqualified Stock Option Agreement, dated as of November 16, 2011, by and between InspireMD, Inc. and Sol J. Barer, Ph.D. (Incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2011)

10.43	Amendment No. 1 to Securities Purchase Agreement, dated as of June 21, 2011, by and among InspireMD, Inc. and the purchasers that are signatory thereto (incorporated by reference to Exhibit 10.43 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2012)

10.44	Amendment No. 2 to Securities Purchase Agreement, dated as of November 14, 2011, by and among InspireMD, Inc. and the purchasers that are signatory thereto (incorporated by reference to Exhibit 10.44 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2012)

10.45	Consultancy Agreement, dated March 27, 2012, by and between InspireMD Ltd. and Robert Ratini (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2012)

10.46	Securities Purchase Agreement, dated April 5, 2012, by and between InspireMD, Inc. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.47	Form of Senior Secured Convertible Note issued April 5, 2012 (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.48	Form of April 2012 $1.80 Warrant (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.49	Registration Rights Agreement, dated April 5, 2012, by and between InspireMD, Inc. and the purchasers set forth therein (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.50	Security Agreement, dated April 5, 2012, by and between InspireMD, Inc., InspireMD Ltd., Inspire MD GmbH and certain purchasers set forth therein (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.51	Intellectual Property Security Agreement, dated April 5, 2012, by and between InspireMD, Inc., InspireMD Ltd., Inspire MD GmbH and certain purchasers set forth therein (incorporated by reference to Exhibit 10.6 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.52	Deposit Account Control Agreement, dated April 5, 2012, among InspireMD, Inc., Bank Leumi USA and certain purchasers set forth therein (incorporated by reference to Exhibit 10.7 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.53	Subsidiary Guarantee, dated April 5, 2012, by InspireMD Ltd. and Inspire MD GmbH, in favor of certain purchasers set forth therein (incorporated by reference to Exhibit 10.8 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.54	Fixed and Floating Charge Debenture, dated April 5, 2012, by and between InspireMD Ltd. and certain purchasers set forth therein (incorporated by reference to Exhibit 10.9 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

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10.55	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.10 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2012)

10.56	Consulting Agreement, dated as of June 1, 2012, by and between InspireMD, Inc. and Asher Holzer, Ph.D. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2012)

10.57	Separation Agreement and Release, made as of June 1, 2012, by and between InspireMD Ltd., OSH-IL, the Israeli Society of Occupational Health and Safety Ltd., Company No. 513308247 and Asher Holzer, Ph.D. (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2012)

10.58	Mutual Waiver and Release, dated as of July 22, 2012, by and between InspireMD Ltd. and Hand-Prod Sp. Z o.o. (incorporated by reference to Exhibit 10.58 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.59	Exclusive Distribution Agreement, dated as of August 1, 2007, by and between InspireMD Ltd. and Kardia Srl. (incorporated by reference to Exhibit 10.59 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.60	Addendum to the Distribution Agreement, dated as of January 18, 2011, by and between InspireMD Ltd. and Kardia Srl. (incorporated by reference to Exhibit 10.60 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.61	Exclusive Distribution Agreement, dated as of May 13, 2010, by and between InspireMD Ltd. and Euromed Deutschland GmbH (incorporated by reference to Exhibit 10.61 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.62	Exclusive Distribution Agreement, dated as of May 26, 2011, by and between InspireMD Ltd. and Bosti Trading Ltd. (incorporated by reference to Exhibit 10.62 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.63	Addendum to the Distribution Agreement, dated as of August 29, 2011, by and between InspireMD Ltd. and Bosti Trading Ltd. (incorporated by reference to Exhibit 10.63 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.64	Omnibus Debenture Amendment, dated May 31, 2012, by and between InspireMD, Inc. and the debenture holders set forth therein (incorporated by reference to Exhibit 10.64 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.65	Amendment No. 1 to Registration Rights Agreement, dated May 31, 2012, by and between InspireMD, Inc. and the purchasers set forth therein (incorporated by reference to Exhibit 10.65 to Transition Report on Form 10-K/T filed with the Securities and Exchange Commission on September 11, 2012)

10.66	Consultancy Agreement, dated March 27, 2012, by and between InspireMD Ltd. and Robert Ratini (incorporated by reference to Exhibit 10.66 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 24, 2012)

10.67	First Amendment to License Agreement, dated October 20, 2012, by and among Svelte Medical Systems, Inc., InspireMD, Inc. and InspireMD Ltd. (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2012)

10.68	Exclusive Distribution Agreement, dated June 7, 2010, by and between InspireMD Ltd. and Tau Medical Supplies (incorporated by reference to Exhibit 10.68 to Amendment No. 2 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 9, 2012)

10.69	Second Amendment to the InspireMD, Inc. Amended and Restated 2011 UMBRELLA Option Plan (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on December 26, 2012)

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10.70	Employment Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)

10.71	Nonqualified Stock Option Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)

10.72	Incentive Stock Option Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)

10.73	Restricted Stock Award Agreement, dated January 3, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.5 to Current Report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2013)

10.74	Separation Agreement and Release, dated January 3, 2013, by and between InspireMD Ltd. and A.S. Paz Management and Investment Ltd., Company No. 514480433 (incorporated by reference to Exhibit 10.74 to Amendment No. 6 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2013)

10.75	Exchange and Amendment Agreement, dated as of April 9, 2013, by and among InspireMD, Inc. and each holder of Senior Secured Convertible Debentures Due April 15, 2014 (incorporated by reference to Exhibit 10.75 to Amendment No. 6 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2013)

10.76	Form of $3.00 Warrant (incorporated by reference to Exhibit 10.76 to Amendment No. 6 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 9, 2013)

10.77	Letter Agreement, dated as of April 15, 2013, by and among InspireMD, Inc. and each holder of Senior Secured Convertible Debentures Due April 15, 2014 (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2013)

10.78	Form of Amended $3.00 Warrant (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 15, 2013)

10.79	First Amendment to Employment Agreement, dated April 24, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2013)

10.80	First Amendment to Restricted Stock Award Agreement, dated April 24, 2013, by and between InspireMD, Inc. and Alan Milinazzo (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 26, 2013)

21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2011)

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

* Filed herewith.

** InspireMD, Inc. will file as an exhibit to a Current Report on Form 8-K any underwriting, remarketing or agency agreement relating to the securities offered hereby

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Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on May 9, 2013.

INSPIREMD, INC.

By:	/s/ Alan Milinazzo
Name: Alan Milinazzo Title: President and Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby appoints each of Alan Milinazzo and Craig Shore, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Alan Milinazzo	President, Chief Executive Officer and Director	May 9, 2013
Alan Milinazzo	(principal executive officer)
/s/ Craig Shore	Chief Financial Officer, Secretary and Treasurer	May 9, 2013
Craig Shore	(principal financial and accounting officer)
/s/ Sol J. Barer	Chairman of the Board of Directors	May 9, 2013
Sol J. Barer
/s/ James Barry	Director	May 9, 2013
James Barry
/s/ Michael Berman	Director	May 9, 2013
Michael Berman
/s/ Asher Holzer	Director	May 9, 2013
Asher Holzer
/s/ James J. Loughlin	Director	May 9, 2013
James J. Loughlin
/s/ Ofir Paz	Director	May 9, 2013
Ofir Paz
/s/ Paul Stuka	Director	May 9, 2013
Paul Stuka
/s/ Eyal Weinstein	Director	May 9, 2013
Eyal Weinstein